UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2012

NEOGENIX ONCOLOGY, INC.
(Exact name of Registrant as Specified in its Charter)

Maryland	0-53963	16-1697150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15010 Broschart Road, Suite 270
Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

(301) 917-6880
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed by Neogenix Oncology, Inc. (the “Corporation”) to clarify the nature of the consulting services provided to the Corporation by Peter Gordon pursuant to the terms of the Separation Agreement described in the Current Report on Form 8-K filed by the Corporation on June 2, 2011(the “Form 8-K”).  Except as set forth below, all items of the Form 8-K remain unchanged. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 of the Form 8-K is hereby amended to add the following information:

The part-time financial and fundraising consulting services that Mr. Gordon is obligated to provide to the Corporation pursuant to the terms of the Separation Agreement were intended to be, and have been, limited to assisting the Corporation in providing information to a third-party investment bank retained by the Corporation in June 2011 to provide financial advisory, placement agent and investment bank-related services to the Corporation (which engagement is no longer in effect).  Mr. Gordon has not otherwise provided any services to the Corporation pursuant to the Separation Agreement, and Mr. Gordon has not been involved in fundraising on behalf of the Corporation since the Termination Date.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

NEOGENIX ONCOLOGY, INC.

By:	/s/ Philip Arlen
Dr. Philip Arlen
Chief Executive Officer

Date:  January 12, 2012